UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2021 (September 30, 2021)

FIVE9, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36383	94-3394123
(Commission File No.)	(IRS Employer Identification No.)

3001 Bishop Drive, Suite 350
San Ramon, California 94583
(Address of principal executive offices)

(925) 201-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FIVN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of Material Definitive Agreement.

On September 30, 2021, Five9, Inc. (the “Company” or “Five9”) held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger (the “Merger Agreement”), dated July 16, 2021, by and among Five9, Zoom Video Communications, Inc. (“Zoom”) and Summer Merger Sub, Inc. (“Merger Sub”). The Merger Agreement provided for the merger of Merger Sub with and into Five9 (the “Merger”), with Five9 surviving the Merger and continuing as a wholly owned subsidiary of Zoom.

At the Special Meeting, Company stockholders considered three proposals, including a proposal to adopt the Merger Agreement and approve the transactions contemplated thereby (the “Merger Proposal”). As set forth in Item 5.07 below, which is incorporated herein by reference, the requisite Company stockholders did not approve the Merger Proposal. As a result, immediately following the Special Meeting, on September 30, 2021, the Company and Zoom mutually agreed to terminate the Merger Agreement, effective immediately, pursuant to Section 8.1(a) thereof. Except as otherwise set forth in the Merger Agreement, none of Five9, Zoom or Merger Sub shall have any further liability thereunder.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Five9 on July 19, 2021, which is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As of August 25, 2021, the record date for the Special Meeting, there were 67,729,879 shares of Five9 common stock outstanding, each of which was entitled to one vote for each proposal at the Special Meeting. Present at the Special Meeting virtually or by proxy were holders of 52,440,802 shares of the Company’s common stock, together representing a total of 52,440,802 votes, or a majority in voting power of the shares of the capital stock of Five9 issued and outstanding and entitled to vote at the Special Meeting, and constituting a quorum under the Company’s bylaws. Each proposal is described in detail in Five9’s definitive proxy statement, dated August 26, 2021, which was filed with the Securities Exchange Commission on August 26, 2021, and first mailed to Five9’s stockholders on or about August 26, 2021. The final results regarding each proposal are set forth below.

Proposal 1: Approval of the Merger Proposal

The voting results for the Merger Proposal were as follows:

Final Voting Results
For	Against	Abstain	Broker Non-Votes
12,730,509	39,605,417	104,876	0

Proposal 2: Advisory Vote regarding Named Executive Officer Compensation Related to the Mergers

The voting results for the proposal to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger contemplated by the Merger Agreement were as follows:

Final Voting Results
For	Against	Abstain	Broker Non-Votes
2,299,253	49,784,542	357,007	0

Proposal No. 3: Approval of Adjournment of the Special Meeting

The voting results for the proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal were as follows:

Final Voting Results
For	Against	Abstain	Broker Non-Votes
17,779,775	34,473,311	187,716	0

The foregoing proposals did not receive the requisite vote of the Company’s stockholders and therefore were not approved. No other proposals were submitted for stockholder action at the Special Meeting.

Item 8.01 Other Events.

On September 30, 2021, Five9 issued a press release announcing the termination of the Merger Agreement. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On September 30, 2021, Five9 announced that it will release its financial results for the third quarter 2021 ended September 30, 2021 following the close of market on November 8, 2021 and that it intends to hold a Financial Analyst Day to discuss the Company’s strategy, outlook and business opportunities on November 18, 2021. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated September 30, 2021

99.2	Press Release, dated September 30, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2021		Five9, Inc.

	By:	/s/ Rowan Trollope
	Name:	Rowan Trollope
	Title:	Chief Executive Officer